SMITH ASSET MANAGEMENT GROUP, LP











                                 CODE OF ETHICS








                                     Version
                                 August 24, 2006








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   This Manual Is The Property Of Smith Asset  Management  Group, LP And Must Be
  Returned To The Company Should An Employee's Association With The Company Terminate For Any Reason. The Contents Of This Manual Are Confidential, And Should Not Be Revealed To Third Parties Without The Prior Approval Of The Chief Executive Officer Or Chief Compliance Officer.
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




Smith Asset Management Group, LP                                  Code of Ethics

TABLE OF CONTENTS

PAGE

1.       CODE OF ETHICS

         1.1      ACCESS PERSON                                                                  3

         1.2      STANDARDS OF BUSINESS CONDUCT                                                  3


2.       PERSONAL SECURITIES TRANSACTIONS

         2.1      PERSONAL SECURITIES TRANSACTIONS REPORTING REQUIREMENTS                        5

         2.2      ACCESS PERSON TRADE  PROCEDURES                                                6

         2.3      REPORTING REQUIREMENTS                                                         8

         2.4      CONFIDENTIALITY                                                                8

         2.5      ADDITIONAL RESTRICTIONS ON CERTAIN ACCESS PERSONS' PERSONAL TRADING            8


3.       INSIDER INFORMATION

         3.1      INSIDER TRANSACTIONS                                                           9

         3.2      USE OF NON-PUBLIC INFORMATION REGARDING A SMITH GROUP CLIENT                   10


4.       GIFTS, DIRECTORSHIPS AND REGULATORY REQUIREMENTS


         4.1      GIFTS                                                                          10

         4.2      DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT                                     10

         4.3      REGULATORY REQUIREMENTS                                                        11


5.       ENFORCEMENT OF THE CODE

         5.1      CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBLITIES                          11

         5.2      CODE VIOLATIONS                                                                12

         5.3      ANNUAL WRITTEN REPORTS TO THE BOARDS OF TRUSTEES                               12

         5.4      EFFECTIVE DATE OF THE CODE                                                     12


APPENDIX A:  DEFINITIONS                                                                         13


EXHIBITS

ACKNOWLEDGEMENT AND CERTIFICATION                                                               16

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT                                               17

INITIAL HOLDINGS REPORT                                                                         18

ANNUAL HOLDINGS REPORT                                                                          19


         1.       CODE OF ETHICS


         Smith Asset Management Group, L.P. ("Smith Group"), an investment adviser registered under the Investment Advisers Act of 1940 ("Advisers Act"), adopts this Code of Ethics and Policy on Personal Securities Transactions and Insider Information (the "Code"). Definitions of underlined terms are included in Appendix A.

          The Code is applicable to the following individuals (each, an "Access Person"):

          o    all employees, directors and officers of Smith Group.


         Smith Group is committed to maintaining the highest ethical standards in connection with the management of Smith Group. The Code reflects Smith Group's view on dishonesty, self-dealing, conflicts of interest and trading on material, non-public information, which will not be tolerated. Each Access Person is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements. Acknowledgement of and compliance with the Code are conditions of employment.

         Any person who has any question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact Blake H. Estess, Smith Group's Chief Compliance Officer (the "Chief Compliance Officer").

1.1      ACCESS PERSON

         Because all Access Persons of Smith Group may at some time have access to or obtain investment information, Smith Group designates all of its employees as Access Persons subject to the requirements of the Code.

         As an Access Person, you are required to report quarterly all transactions in any securities in which you or any of your family members has any direct or indirect beneficial ownership.

         Notwithstanding the foregoing, you will not be required to make a report with respect to transactions effected for, and securities held in, any account over which neither you nor any family member has any direct or indirect influence or control.

1.2      STANDARDS OF BUSINESS CONDUCT

o Duty of loyalty to the Smith Group and its clients, which requires that Access Persons act for the best interests of the Smith Group and its clients and always place the Smith Group and clients' interests first and foremost.
o Access Persons must avoid actions or activities that allow (or appear to allow) them or their Family Members to profit or benefit from their relationships with the Smith Group and its clients, or that bring into question their independence or judgment.
o Access Persons must always observe the highest standards of business conduct and act in accordance with all applicable laws and regulations.

o Access Persons must report any violations of this Code of Ethics promptly to the Chief Compliance Officer.

o Access Persons cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Smith Group client:

               >> employ any device, scheme or artifice to defraud any Smith Group client;

               >> make to a Smith Group client any untrue statement of a material fact or omit to state to a Smith Group client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               >> engage in any act, practice or course of business which would operate as a fraud or deceit upon any Smith Group client; or

               >> engage in any manipulative practice with respect to any Smith Group client.

o             Access  Persons  cannot  engage  in  any   inappropriate   trading
              practices. Access Persons must comply with the share trading policies of all mutual funds in which they invest.

o Access Persons cannot cause or attempt to cause any Smith Group client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Smith Group client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including, without limitation:

               >> his or her direct or indirect beneficial ownership of any securities of such issuer;

               >>   any position with such issuer or its affiliates; and

               >> any present or proposed business relationship between such issuer or its affiliates and the Access Person or any party in which the Access Person has a significant interest.

2.       PERSONAL SECURITIES TRANSACTIONS

         The personal transactions and investment activities of employees of investment advisory firms are the subject of various federal securities laws, rules and regulations. Access Persons must accomplish all personal securities transactions in a manner that avoids a conflict between their personal interests and those of the Smith Group and its clients. When Access Persons invest for their own accounts, conflicts of interest may arise between the Smith Group client's and the Access Person's interests. The conflicts may include:

     >> Taking an investment opportunity from a Smith Group client for an Access Person's own portfolio

     >> Using an Access Person's advisory position to take advantage of available investments

     >> Front running, which may be an Access Person trading before making Smith Group client transactions

     >> Taking advantage of information or using Smith Group client portfolio assets to have an effect on the market that may be used to the Access Person's benefit


2.1      PERSONAL SECURITIES TRANSACTIONS REPORTING REQUIREMENTS


Initial and Annual Holdings Reports: All Access Persons are required to report brokerage accounts and holdings (subject to Code requirements) within 10 days of employment, with information current as of a date no more than 45 days prior to employment, and annually. Annual reports must be submitted by December 31 of each year and the information contained in an annual report must be current as of a date no more than 45 days before the report is submitted. An Access Person's brokerage account statement may be submitted in lieu of a separate initial or annual holdings report. The holdings report must contain the following:

     a)   title and exchange ticker symbol or CUSIP number;

     b)   number of shares or principal amount of the security involved;

     c)   type of security;

     d)   name of the broker-dealer or bank that maintained the account; and

     e)   the date the report is submitted by the Access Person.


Quarterly Transactions Reports: Smith Group requires that all Access Persons report on a quarterly basis any transaction in a security over which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. A record of every transaction in a security is required with the following information to be maintained:

a)       title and exchange ticker symbol or CUSIP number;
b)       number of shares or principal amount of the security involved;
                                                     --------
c)       interest rate and maturity date (if applicable);
d)       date of the transaction;
e)       nature of the transaction (purchase or sale);
                                    ----------------
f)       price at which the trade was effected;
g)       name of the broker-dealer or bank that executed the transaction; and
h)       the date the report is submitted by the Access Person.

         In addition, if during the quarter an Access Person establishes a new account in which any securities are held for his or her beneficial interest, the Access Person must provide the following information as part of his her quarterly report:

     a) name of the broker-dealer or bank with whom the Access Person established the account

     b)   the date the account was established; and

     c)   the date the report is submitted by the Access Person.

          401(k)  Transactions:   You  are  required  to  report  exchanges  and
          transfers within your 401(k) plan, but not automatic investments.

         The attached form (See Page 17) should be used to record quarterly transaction information. It is required by federal law to be submitted not later than 30 days after the calendar quarter in which effected. If the thirtieth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline. Please forward the report to the Chief Compliance Officer. If there are no activities for the quarter, a report indicating such is still required.

         Exceptions to Reporting

     (1)  You are not  required  to detail or list the  following  items on your
          initial  and  annual  holdings  reports  and  quarterly   transactions
          reports:

     (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control;

     (B)  Transactions effected pursuant to an automatic investment plan; and

     (C)  Purchases or sales of any of the following securities:

          o    Direct obligations of the U.S. government;

          o Banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          o shares issued by money market funds, whether affiliated or non-affiliated; and

          o shares issued by open-end investment companies, other than shares of an affiliated fund.

     (2) An Access Person need not submit a quarterly transactions report to Smith Group if all the information in the report would duplicate information contained in brokerage account statements received by Smith Group not later than 30 days after the calendar quarter.

Acknowledgement and Certification: All Access Persons must sign this form (See Page 15) on an annual basis to comply with Smith Group's policies and procedures. New employees must also furnish this on their date of hire.

2.2       ACCESS PERSON TRADE RESTRICTIONS
         Each  trade  of  an  Access   Person  is   subject  to  the   following
restrictions:

        Interests in SG Private Funds

              Interests in the SG Private Funds may be purchased, sold, transferred or redeemed by Access Persons and their family members only with the prior written approval of the Chief Compliance Officer.

         Blackout Periods

     (A) An Access Person cannot purchase or sell, directly or indirectly, any security in which the person had (or by reason of the transaction acquires) any beneficial ownership and where such person knew, at the time of such purchase or sale, that the security:

          o is being considered for purchase or sale by Smith Group on behalf of its clients; or


          o is being purchased or sold by Smith Group on behalf of its clients.


     (B)  An Access Person cannot purchase or sell, directly or indirectly,  any
          security  in which  the  person  had   (or by  reason of such
          transaction   acquires)   any   beneficial   ownership   at  any  time
          within 7 calendar days before or after

          o the time that the same (or a related) security is being purchased or sold by any Smith Group client portfolio the person manages or for which such person trades, or

          o the person has issued an investment recommendation regarding that (or a related) security.

         Exceptions to Blackout Periods

                  The Blackout Periods shall not apply to:
(A)                        purchases  or  sales of any  securities  that are not
                           eligible for purchase or sale by any Smith Group client;
(B)                        purchases or sales which are non-volitional;
(C)                        purchases  which  are part of an  automatic  dividend
                           investment plan;
(D) purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or
(E) sales that are affected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.
(F)                        purchases,   sales,   redemptions   or  transfers  of
                           interest in the SG Private Funds

         The trading of securities by the SG Private Funds is addressed in the Smith Group Trade Rotation Policy, and not by this Code.

2.3      REPORTING REQUIREMENTS




         The following table summarizes some of the reporting requirements. Reporting requirements in other types of securities may be confirmed with the Chief Compliance Officer.


Security Type                                           Quarterly Reporting


Corporate Debt Transactions                                         Yes


Equity Transactions                                                 Yes


Government Bond                                                     No


Money Market Funds (affiliated and non-affiliated)                  No


Municipal Bond                                                      Yes


Short Term / Cash Equivalents                                       No


SPP / DRIPS* -- automatic purchases                                 No


US Treasury / Agencies                                              No


Non-affiliated open-end investment companies                        No

Smith  Group  Advised  or  Sub-advised   mutual  funds              Yes
(other than money market funds)

SG Private Funds                                                    Yes
----------------

                                                                    Yes
Exchange Traded Funds






*Sales of stocks from SPP or DRIPs: Please notify Compliance in writing of sale and include transactions in any reports.

2.4      CONFIDENTIALITY

         Smith Group will endeavor to keep all reports of personal securities transactions, holdings and any other information filed pursuant to this Code confidential. Access Persons' reports and information submitted in connection with this Code will be kept in a file cabinet, and access will be limited to appropriate Smith Group personnel (Compliance and/or Senior Management); provided, however, that such information also may be subject to review by legal counsel, government authorities, Smith Group clients or others if required by law or court order.

2.5      ADDITIONAL RESTRICTIONS ON CERTAIN ACCESS PERSONS' PERSONAL TRADING

         *Only Access Persons who meet the definition of Investment Person as defined in Appendix A to the Code, MUST COMPLY with this sub-section.
         If you are such an Access Person, the Chief Compliance Officer will notify you of your status in writing.








         The following are Smith Group's additional restrictions on Investment Person personal trading:

         Restricted Investments

 ---------------------------------- --------------------------------- ---------------------------------

 Security Type                      Purchase                          Sale
 ---------------------------------- --------------------------------- ---------------------------------
 Initial Public Offerings (IPOs)    PROHIBITED*                       PERMITTED-If security held prior to
                                                                      Smith Group employment, sale permitted
 An IPO is a  corporation's  first                                    subject to advance written
 offering  of a security  approval                                    by the Chief
 representing shares of the                                           Compliance Officer.
 company to the public.)
 ---------------------------------- --------------------------------- ---------------------------------
 ---------------------------------- --------------------------------- ---------------------------------

 Limited Offerings**                PERMITTED  - Subject  to advance  PERMITTED - If security held written  approval  by the  Chief  prior to Smith Group
                                    Compliance Officer.               employment, sale permitted
 (A limited  offering  is an offer                                    subject to advance written
 or  sale  of  any  security  by a                                    approval by the Chief
 brokerage  firm not  involving  a                                    Compliance Officer.
 public offering,  for example,  a
 venture capital deal.)
 ---------------------------------- --------------------------------- ---------------------------------



* Family members of Investment Persons may participate in IPOs of their employers with the prior written approval of the Chief Compliance Officer.



**The restriction regarding Limited Offerings does not apply to the SG Private Funds, purchases, sales, transfers and redemptions of which are subject to the prior written approval of the Chief Compliance Officer.



3.        INSIDER INFORMATION


         The  Insider  Trading  and  Securities  Fraud  Enforcement  Act of 1988
         requires Smith Group to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, non-public information by its officers and employees. Among these policies and procedures are ones that restrict access to files likely to contain non-public information, that provide for continuing education programs concerning insider trading, that require restricting or monitoring trading in securities about which Access Persons might possess non-public information, and that require monitoring and reviewing trading for Smith Group and Access Persons.

3.1       INSIDER TRANSACTIONS

         Smith Group considers information material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. Information is considered non-public when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (i.e., disclosure by an insider to a select group of persons).

         Smith Group generally defines insider trading as the buying or selling of a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a prison term and significant monetary fines for the individual and investment adviser.

          o Tipping of material, non-public information is PROHIBITED. An Access Person may not tip a trade, either personally or on behalf of others, while in possession of such information.

          o Front running involves trading ahead of a Smith Group client order in the same security on the basis of non-public information regarding impending market transactions. Front running is PROHIBITED; provided, however, that the trading in securities by the SG Private Funds is not subject to the policies in the Code regarding front running. Trading in securities by the SG Private Funds is governed by Smith Group's Trade Rotation Policy.

          o Scalping is PROHIBITED. Scalping occurs when an Access Person purchases shares of a security for his/her own account prior to recommending/buying that security for Smith Group client and then immediately selling the shares at profit upon the rise in the market price following the recommendation/purchase.



3.2       USE OF NON-PUBLIC INFORMATION REGARDING A SMITH GROUP CLIENT

         No Access Person shall:

          o Disclose to any other person, except to the extent permitted by law or necessary to carry out his or her duties as an Access Person and as part of those duties, any non-public information regarding any Smith Group client portfolio, including any security holdings or transactions of a Smith Group client, any security recommendation made to a Smith Group client, and any security transaction by or under consideration by or for a Smith Group client, including information about actual or contemplated investment decisions.

          o Use any non-public information regarding any Smith Group client portfolio in any way that might be contrary to, or in competition with, the interest of such Smith Group client.

          o Use any non-public information regarding any Smith Group client in any way for personal gain.

4.        GIFTS, DIRECTORSHIPS AND REGULATORY REQUIREMENTS

4.1       GIFTS

          Smith Group follows the CFA Institute standards for limitations regarding the receipt of gifts. Employees must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Employees must not offer, solicit, or accept any gift, benefit, compensation, or consideration that could be reasonably expected to compromise their own or another's independence and objectivity. Employees must not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with, Smith Group or its clients' interests unless they obtain written consent from Smith Group senior management.

4.2       DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT

          Smith Group follows the CFA Institute standards for requirements regarding directorships and other outside employment. Employees must place Smith Group and its clients' interests before their own and not deprive Smith Group and its clients of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to Smith Group and its clients.



4.3      REGULATORY REQUIREMENTS


         The Securities and Exchange Commission ("SEC") considers it a violation of general antifraud provisions of federal securities laws whenever an investment adviser, such as Smith Group, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary with respect to client assets, Smith Group cannot engage in activities that would result in conflicts of interests (i.e., front-running or scalping).

         The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

                  o Failure to reasonably supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or an Access Person who commits such a violation.


         However, no manager shall be deemed to have failed reasonably to supervise any person, if:

a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

b) such manager has reasonably discharged the duties and obligations incumbent upon him or her by reason of such procedures and system without reasonable cause to believe that such procedures and system were not complied with.

5.                    Enforcement of the Code

         The Chief Compliance Officer has several responsibilities to fulfill in enforcing the Code. Some of these responsibilities are summarized below.

5.1       CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES

         The Chief Compliance Officer:

          o will provide each Access Person with a copy of the Code and any amendments thereto;

          o shall notify each person in writing who becomes an Access Person and/or Investment Person of Smith Group and who is required to report under the Code of his or her reporting requirements no later than 10 business days before the first quarter in which such person is required to begin reporting;

          o shall notify each person in writing who becomes an Investment Person of Smith Group and who is subject to the provisions of
               Section 2.5 of this Code;

          o will, on a quarterly basis, compare all reported personal securities transactions with each Smith Group client's completed portfolio transactions; and

          o will submit his or her own reports, as may be required pursuant to the Code, to an alternate Chief Compliance Officer who shall fulfill the duties of the Chief Compliance Officer with respect to the Chief Compliance Officer's reports. If a securities transaction of the Chief Compliance Officer is under consideration, the Chief Operating Officer of Smith Group will act as the alternate Chief Compliance Officer for purposes of this Section 5.1.



5.2      CODE VIOLATIONS

         If you violate the provisions of the Code, Smith Group has the right to impose on you one or more of the following penalties as it may deem appropriate:

          o    censure you;

          o    notify your manager and/or Human Resources of the violation;

          o suspend your authority to act on behalf of Smith Group as an officer, if applicable; and

          o recommend specific sanctions, such as suspension from work for a period of time without pay, reductions in leave, elimination of your bonus, disgorgement of profits, imposition of fines and termination of employment at Smith Group.

          Note: Both the violation and any imposed sanction will be brought before Smith Group Senior Management.

5.3      ANNUAL WRITTEN REPORTS TO SENIOR MANAGEMENT

         At least annually, the Chief Compliance Officer will provide written reports to senior management as follows:

         Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the Code or procedures related thereto, including any material Code or procedural violations, and any resulting sanction(s). The Chief Compliance Officer may report to senior management more frequently as he or she deems necessary or appropriate, and shall do so as requested by senior management.

5.4      EFFECTIVE DATE OF THE CODE

         The Code is effective August 24, 2006 and supersedes any prior versions of the Code.

                                   APPENDIX A
                                   Definitions

General Note

The definitions and terms used in the Code are intended to mean the same as they do under the Investment Company Act of 1940, as amended ("1940 Act"), and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Affiliated fund means any investment company registered under the 1940 Act (other than a money market fund) for which Smith Group serves as investment adviser or sub-adviser.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership is interpreted in this Code in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that the determination of such ownership applies to all securities. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest.

Using the above definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors are the degree of your ability to exercise discretion to invest in, sell or exercise voting rights of the security, and your ability to benefit from the proceeds of the security.

Family member includes adoptive relationships and means any of the following persons who reside in your household:

                  child             grandparent               son-in-law
                  stepchild         spouse                    daughter-in-law
                  grandchild        sibling                   brother-in-law
                  parent            mother-in-law             sister-in-law
                  stepparent        father-in-law

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

Investment Person means any of the following individuals:
o any Access Person who has access to non-public information regarding any Smith Group purchase or sale of securities, or information regarding the portfolio holdings of any Smith Group client, not to include operations, administrative and business development personnel;

o               any  Access   Person  who  is  involved  in  making   securities
                recommendations to the Smith Group, or has access to such recommendations that are non-public;

o any Access Person of Smith Group who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Smith Group client;

o any natural person who controls Smith Group and who obtains information concerning recommendations made to a Smith Group client regarding the purchase or sale of securities by the Smith Group client; and

o any Access Person otherwise designated by the Chief Compliance Officer in writing that such person is an Investment Person.


IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Non-public Information means any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

Pecuniary interest in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security. As a general rule, you will be regarded as having a pecuniary interest in a security held in the name of your family members. For example, you will likely be deemed to have a pecuniary interest in securities (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

          o    Your accounts or the accounts of family members


          o A partnership or limited liability company, if you are or a family member is a general partner or a managing member

          o A corporation or similar business entity, if you have or share, or a family member has or shares, investment control

          o    A trust, if you are or a family member is a beneficiary


Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security and the purchase, sale, transfer or redemption of an interest in an SG Private Fund.

Security means the same as it does under Section 2(a)(36) of the Investment Company Act of 1940, except that it does not include direct obligations of the U.S. government; bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies, other than affiliated funds.

A security held or to be acquired by a Smith Group client (or any portfolio) means: (A) any security which, within the most recent 15 days (i) is or has been held by the Smith Group client (or any portfolio), or (ii) is being or has been considered by the Smith Group on behalf of a client (or any portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.

A security is being purchased or sold by a Smith Group client (or any portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Smith Group client (or portfolio) until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a Smith Group client (or any portfolio) when a security is identified as such by an investment adviser or sub-adviser to the Smith Group client (or portfolio).

SG Private Fund is a private investment company advised by Smith Group.

                        SMITH ASSET MANAGEMENT GROUP, LP.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ACKNOWLEDGEMENT  AND  CERTIFICATION


I certify that I have received, read, and understand that I am subject to Smith Group's Code of Ethics and Policy on Personal Securities Transactions and Insider Information.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:


          o Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code

          o Employ any device, scheme or artifice to defraud Smith Group, or any Smith Group client

          o Engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon Smith Group or any Smith Group client

          o Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading

          o Engage in any manipulative practice with respect to Smith Group or any Smith Group client

          o    Trade while in possession of material, non-public information

          o Trade ahead of or front-run any transactions for Smith Group's managed/advised accounts


I understand that it is a violation of SEC Rules to fail to submit a record of my personal securities transactions within 30 calendar days of quarter-end.

--------------------------------------------------------------------------------



------------------------------              -------------------------
Signature                                            Date


------------------------------
Name (Print)



The Acknowledgement and Certification form is due 30 days from the date of receipt. Signed copies must be submitted to the Chief Compliance Officer.

                        SMITH ASSET MANAGEMENT GROUP, LP.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT


Name of Reporting Person:
                                          ----------------------------------
                                          ----------------------------------
Calendar Quarter Ended:
                                          ----------------------------------
                                          ----------------------------------
Date Report Due:
                                          ----------------------------------
                                          ----------------------------------
Date Report Submitted:
                                          ----------------------------------

--------------------------------------------------------------------------------
Securities Transactions

          If you had no securities transactions to report for the quarter, please check here. [ ]

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

                                                     Principal Amount,
                                                     Maturity Date and                                 Name of Broker,
                   Name of Issuer                    Interest Rate (if                                 Dealer or Bank
                   and Type of      No. of           applicable)                                       Effecting
Date of            Security         Shares (if                           Type of                       Transaction
Transaction                         applicable)                          Transaction         Price
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------
------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

------------------ ---------------- ---------------- ------------------- ------------------- --------- -----------------

Securities Accounts If you opened a securities account during the quarter, please complete the table below.

If you did not open any securities accounts during the quarter, please check here.

---------------------------------------- --------------------------------------- ---------------------------------------

Name of Broker, Dealer or Bank           Date Account was Established            Name(s) on and Type of Account
---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------
---------------------------------------- --------------------------------------- ---------------------------------------

---------------------------------------- --------------------------------------- ---------------------------------------

I certify that I have included in this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics. I further certify that to the best of my knowledge no securities transactions reported herein violate any provision of the Code of Ethics or any other applicable federal securities law or regulation.

--------------------               ----------------
Signature                          Date

                        SMITH ASSET MANAGEMENT GROUP, LP.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INITIAL HOLDINGS REPORT

Name of Reporting Person:
                                                      ----------------------------------------
                                                      ----------------------------------------
Date  Person  Became   Subject  to  the  Code's
     Reporting Requirements:
                                                      ----------------------------------------
                                                      ----------------------------------------
Information in Report Dated As Of:                     [Note:    Date   person    became
                                                       subject  and as of date should be
                                                       the same.]
                                                      ----------------------------------------
                                                      ----------------------------------------
Date Report Due:
                                                      ----------------------------------------
                                                      ----------------------------------------
Date Report Submitted:
                                                      ----------------------------------------


Securities Holdings If you have no securities holdings to report, please check here. [ ]


Name of Issuer and                                      No. of Shares       Principal Amount, Maturity Date and Interest
Type of Security                                        (if applicable)     Rate
                                    Ticker Symbol                           (if applicable)
----------------------------------- ------------------- ------------------- -------------------------------------------------
----------------------------------- ------------------- ------------------- -------------------------------------------------

----------------------------------- ------------------- ------------------- -------------------------------------------------
----------------------------------- ------------------- ------------------- -------------------------------------------------

----------------------------------- ------------------- ------------------- -------------------------------------------------
----------------------------------- ------------------- ------------------- -------------------------------------------------

----------------------------------- ------------------- ------------------- -------------------------------------------------
----------------------------------- ------------------- ------------------- -------------------------------------------------

----------------------------------- ------------------- ------------------- -------------------------------------------------

Securities Accounts If you have no securities accounts to report, please check here. [ ]


------------------------------------------- ----------------------------------

Name of Broker, Dealer or Bank              Name(s) on and Type of Account
------------------------------------------- ----------------------------------
------------------------------------------- ----------------------------------

------------------------------------------- ----------------------------------
------------------------------------------- ----------------------------------

------------------------------------------- ----------------------------------
------------------------------------------- ----------------------------------

------------------------------------------- ----------------------------------
------------------------------------------- ----------------------------------

------------------------------------------- ----------------------------------


I certify that I have included in this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics. I further certify that to the best of my knowledge no securities holdings reported herein violate any provision of the Code of Ethics or any other applicable federal securities law or regulation.

--------------------               ----------------
Signature                          Date

                        SMITH ASSET MANAGEMENT GROUP, LP.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ANNUAL HOLDINGS REPORT


Name of Reporting Person:
Information in Report Dated As Of:            [Note:   Information   should  be
                                              dated   no  more   than  45  days
                                              before report is submitted.]
                                              ----------------------------------
                                              ----------------------------------
Date Report Due:
                                              ----------------------------------
                                              ----------------------------------
Date Report Submitted:
                                              ----------------------------------
Calendar Year Ended:  December 31, __


Securities Holdings If you have no securities holdings to report, please check here. [ ]


Name of Issuer and                                      No. of Shares       Principal Amount, Maturity Date and Interest
Type of Security                                        (if applicable)     Rate
                                    Ticker Symbol                           (if applicable)
----------------------------------- ------------------- ------------------- -------------------------------------------------
----------------------------------- ------------------- ------------------- -------------------------------------------------

----------------------------------- ------------------- ------------------- -------------------------------------------------
----------------------------------- ------------------- ------------------- -------------------------------------------------

----------------------------------- ------------------- ------------------- -------------------------------------------------
----------------------------------- ------------------- ------------------- -------------------------------------------------

----------------------------------- ------------------- ------------------- -------------------------------------------------
----------------------------------- ------------------- ------------------- -------------------------------------------------

----------------------------------- ------------------- ------------------- -------------------------------------------------

Securities Accounts If you have no securities accounts to report, please check here. [ ]

-------------------------------------------------- -------------------------- ----------------------------------------------

Name of Broker, Dealer or Bank                     Date Account was           Name(s) on and Type of Account
                                                   Established
-------------------------------------------------- -------------------------- ----------------------------------------------
-------------------------------------------------- -------------------------- ----------------------------------------------

-------------------------------------------------- -------------------------- ----------------------------------------------
-------------------------------------------------- -------------------------- ----------------------------------------------

-------------------------------------------------- -------------------------- ----------------------------------------------
-------------------------------------------------- -------------------------- ----------------------------------------------

-------------------------------------------------- -------------------------- ----------------------------------------------


I certify that I have included in this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics. I further certify that to the best of my knowledge no securities holdings reported herein violate any provision of the Code of Ethics or any other applicable federal securities law or regulation.

--------------------               ----------------
Signature                          Date